EXHIBIT 4.13

                                 AMENDMENT NO. 2
                                       TO

                          CONSULTING SERVICES AGREEMENT

      THIS SECOND AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated February 18, 2004 (the "Second Amendment"), is by and between Aequitas Ventures Corp. (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

                                    RECITALS

      A. The Consultant and the Client entered into a Consulting Services Agreement dated November 17, 2003, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated January 12, 2004, a copy of which is attached hereto as Exhibit B (the "First Amendment"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

      C. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"2.   Consideration.

      Client agrees to pay Consultant, as his fee and as consideration for services provided, 12,500,000 shares of common stock of the Client. By amendment dated January 12, 2004 Client agrees to pay Consultant an additional 10,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated February 18, 2004 Client agrees to pay Consultant an additional 10,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. Shares issued pursuant to this Second Amendment shall be issued to Terry Byrne, the natural person performing the consulting services for Client through Consultant.

(a)   Transfer Restrictions.


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      All certificates representing such shares shall be subject to such stock transfer orders, legends and other restrictions as Client may deem necessary or advisable."

EXECUTED on the date first set forth above.

                                        CLIENT:

                                        NANNACO, INC.


                                        By:_____________________________________
                                        Andrew DeVries, III - CEO

                                        CONSULTANT:

                                        AEQUITAS VENTURES CORP.


                                        By:_____________________________________
                                        Name: Terry Byrne
                                        Its:


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